Exhibit 32.1

GMH COMMUNITIES TRUST

CERTIFICATIONS REQUIRED BY

RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, Gary M. Holloway, Sr., President and Chief Executive Officer of GMH Communities Trust, a Maryland real estate investment trust (the “Company”), hereby certify that, to my knowledge:

(1)                                  The Company’s periodic report on Form 10-Q for the period ended June 30, 2005 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)                                  The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

*              *              *

/s/ Gary M. Holloway, Sr.
Gary M. Holloway, Sr.
President and Chief Executive Officer

Date: August 12, 2005